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                            ALFAGUARANATIONAL POLICE
                    DEPARTMENT OF ADMINISTRATION AND FINANCE
                                CONTRACTS OFFICE

Santafe de Bogota, D.C., [stamp:] DEC. 18, 1998

No. [stamp:] 3220 /DIRAF OFCON


MESSRS.
MANTENIMIENTO ELECTRONICO DE SISTEMAS "M.E.S. LTDA."
ATT'N:  RAFAEL ENRIQUE ROMERO SANCHEZ
CALLE 39 B NO. 18 A - 11
TELEPHONE: 2881077
SANTAFE DE BOGOTA


SUBJECT: Correspondence

I hereby inform you that your offer of November 6, 1998 was selected for contracting in the amount of $344,000,000.00, for preventive / corrective maintenance of the IBM RISC/6000 hardware and its peripherals at the national level.

In light of the foregoing, you are requested to come to the Contracts Office located at Transversal 45 No. 40 - 11 CAN 2nd Floor in order to perform the pertinent procedures.

Sincerely,

                                     /s/ Alfonso Leon Arellano Rivas
                              Brigadier General ALFONSO LEON ARELLANO RIVAS
                                 Director of Administration and Finance
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                                 NATIONAL POLICE
                    DEPARTMENT OF ADMINISTRATION AND FINANCE
                                CONTRACTS OFFICE

Santafe de Bogota, D.C., [stamp:] JULY 16, 1993

No. [stamp:] 1766 /OFCON - DIRAF


MESSRS.
MANTENIMIENTO ELECTRONICO DE SISTEMAS LIMITADA
ATT'N:  ANTONIO SERRATO SUAREZ
LEGAL REPRESENTATIVE
CALLE 39 B NO. 18 A - 11  TELEPHONE: 2881077
SANTAFE DE BOGOTA


SUBJECT: Correspondence

I hereby inform you that your offer of June 12, 1998 was selected for contracting the structured cabling maintenance service (logical network) of several units, in the amount of $364,983,450.00.

In light of the foregoing, you are requested to come to the Contracts Office located at Transversal 45 No. 40 - 11 CAN 2nd Floor in order to perform the pertinent procedures.

Sincerely,

                                        /s/ Alfonso Leon Arellano Rivas
                                 Brigadier General ALFONSO LEON ARELLANO RIVAS
                                    Director of Administration and Finance
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                                 NATIONAL POLICE
                    DEPARTMENT OF ADMINISTRATION AND FINANCE


Santafe de Bogota, D.C., [stamp:] NOVEMBER 20, 1997           [hw:] A

No. [stamp:] 3473 / DIRAF - OFCON


MESSRS.
MANTENIMIENTO ELECTRONICO DE SISTEMAS LTDA.
ATT'N:  MR. GERARDO MURCIA GOMEZ
LEGAL REPRESENTATIVE
Calle 39 B No. 18 A - 11
Telephone: 2881077
Santafe de Bogota


I hereby notify you that your price quote dated 110697 was selected for contracting the maintenance of the National Police's Department of Administration and Finance's Muzu Complex's Logical Network, in the amount of $119,999,812.64.

In light of the foregoing, you are requested to come to the Contracts Office located at Transversal 45 No. 40 - 11 CAN second floor in order to perform the pertinent procedures.

Sincerely,


                                        /s/ Alfonso Leon Arellano Rivas
                                 Brigadier General ALFONSO LEON ARELLANO RIVAS
                                    Director of Administration and Finance